EXHIBIT 99.1

202 Pride Lane SW Decatur, AL 35603 (256) 350-3873 - www.lakeland.com

Lakeland Industries Announces New $5.0 Million Expansion to

Stock Repurchase Program

Expectations for Sustainable Performance Improvements and Continued Free Cash Flow

Support Increase to Buyback Authorization

DECATUR, AL – July 7, 2021 -- Lakeland Industries, Inc. (NASDAQ: LAKE) (the "Company" or "Lakeland"), a leading global manufacturer of protective clothing for industry, healthcare and to first responders on the federal, state and local levels, today announced that its Board of Directors has authorized an increase of $5 million to the stock repurchase program announced February 17, 2021, under which the Company could repurchase up to $5 million of outstanding common stock. This expansion is in addition to the prior program which has been completely utilized during the fiscal second quarter ending July 31, 2021. As a result of this addition, the Company will fully replenish its ability to repurchase its outstanding common stock. Since May 1, 2021, the Company has repurchased approximately 227,454 shares, as of the close of stock market trading today.

Charles D. Roberson, President and Chief Executive Officer of Lakeland Industries, commented, “The Board's approval of this substantial expansion to our February 17, 2021 repurchase program reflects our heightened commitment to optimizing shareholder returns. Our expectations for continued free cash flow generation, driven by sustainable performance improvements, along with our sizable cash balance are sufficient for the Company to both return cash to shareholders in the form of stock buybacks, and provide for our long-term growth strategy, including potential business acquisitions. Lakeland is committed to allocating capital in a sustainable, balanced approach that will increase shareholder value.”

Under the program announced today, share repurchases may be made from time to time depending on market conditions, share price and availability and other factors at Lakeland's discretion. Lakeland's repurchase of shares will take place in open market transactions at prevailing market prices or in privately negotiated transactions in accordance with applicable securities and other laws, including the Securities Exchange Act of 1934. Depending on market conditions and other factors, the repurchase program may be suspended or discontinued by Lakeland at any time without prior notice. The repurchased shares will be held as treasury stock and may be used for funding stock issuances under employee stock plans approved by shareholders and other general corporate purposes, including but not limited to potential acquisitions.

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About Lakeland Industries, Inc.:

We manufacture and sell a comprehensive line of industrial protective clothing and accessories for the industrial and public protective clothing market. Our products are sold globally by our in-house sales teams, our customer service group, and authorized independent sales representatives to a network of over 1,600 global safety and industrial supply distributors. Our authorized distributors supply end users, such as integrated oil, chemical/petrochemical, automobile, steel, glass, construction, smelting, cleanroom, janitorial, pharmaceutical, and high technology electronics manufacturers, as well as scientific, medical laboratories and the utilities industry. In addition, we supply federal, state and local governmental agencies and departments, such as fire and law enforcement, airport crash rescue units, the Department of Defense, the Department of Homeland Security and the Centers for Disease Control. Internationally, we sell to a mixture of end users directly, and to industrial distributors depending on the particular country and market. In addition to the United States, sales are made to more than 50 foreign countries, the majority of which were into China, the European Economic Community ("EEC"), Canada, Chile, Argentina, Russia, Kazakhstan, Colombia, Mexico, Ecuador, India, Uruguay and Southeast Asia.

For more information concerning Lakeland, please visit the Company online at www.lakeland.com.

Contacts:
Lakeland Industries, Inc.	Darrow Associates
256-445-4000	512-551-9296
Allen Dillard	Jordan Darrow
aedillard@lakeland.com	jdarrow@darrowir.com

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Forward-looking statements involve risks, uncertainties and assumptions as described from time to time in Press Releases and Forms 8-K, registration statements, quarterly and annual reports and other reports and filings filed with the Securities and Exchange Commission or made by management. All statements, other than statements of historical facts, which address Lakeland’s expectations of sources or uses for capital or which express the Company’s expectation for the future with respect to financial performance or operating strategies can be identified as forward-looking statements. As a result, there can be no assurance that Lakeland’s future results will not be materially different from those described herein as “believed,” “projected,” “planned,” “intended,” “anticipated,” “estimated” or “expected,” or other words which reflect the current view of the Company with respect to future events. We caution readers that these forward-looking statements speak only as of the date hereof. The Company hereby expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Company’s expectations or any change in events conditions or circumstances on which such statement is based.

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